UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2007

NUVEEN INVESTMENTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11123	36-3817266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 West Wacker Drive, Chicago, Illinois 60606
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 917-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a – 12)

☐  Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d(b))

☐  Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e – 4(c))

Introductory Note

On November 13, 2007 (the “Closing Date”), all of the outstanding common stock of Nuveen Investments, Inc. (“Nuveen Investments” or the “Company”) was acquired (the “Acquisition”) by Windy City Investments, Inc. (“Parent”) pursuant to the Agreement and Plan of Merger, dated as of June 19, 2007 (the “Merger Agreement”), among Nuveen Investments, Parent and Windy City Acquisition Corporation (“Merger Sub”).

In connection with the Acquisition, Merger Sub was merged (the “Merger”) with and into Nuveen Investments, with Nuveen Investments as the surviving corporation. Upon the consummation of the Merger, each issued and outstanding share of Nuveen Investments common stock, other than shares owned by Nuveen Investments and held in its treasury or by any wholly owned subsidiary of Nuveen Investments and shares owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent, was converted into the right to receive $65.00 in cash per share, without interest (the “Merger Consideration”).

Equity contributions totaling $2,750.2 million from the equity sponsors and other co-investors were used, together with proceeds from the debt financings described in Item 1.01 below, to finance the aggregate Merger Consideration, to make payments in satisfaction of other equity-based interests in Nuveen Investments under the Merger Agreement and to pay related transaction fees and expenses.

On the Closing Date, the Company issued a press release announcing the consummation of the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

New Senior Secured Credit Facility

Overview

In connection with the Acquisition, Merger Sub entered into new senior secured credit facilities with a syndicate of lenders, led by Deutsche Bank AG New York Branch, as administrative agent, Wachovia Capital Markets, LLC, as syndication agent, and Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-documentation agents. Merger Sub merged with and into Nuveen Investments, which was the surviving corporation and assumed the obligations of Merger Sub under the new senior secured credit facilities and related agreements by operation of law. Nuveen Investments is the borrower under the new senior secured credit facilities. The following summary is a description of the principal terms of the senior secured credit agreement and the related documents governing the new senior secured credit facilities, which Nuveen Investments refers to as the credit documentation.

The new senior secured credit facilities consist of (1) a term loan facility in an aggregate principal amount of $2,315.0 million (the “Term Loan Facility”) and (2) a revolving credit facility in an aggregate principal amount of $250.0 million (the “Revolving Facility” and, together with the Term Loan Facility, the “New Senior Secured Credit Facility”). The New Senior Secured Credit Facility provides the Company with the option to increase revolving or term loans, subject to certain limitations, up to an aggregate amount not to exceed the greater of (x) $500.0 million or (y) the maximum amount at the time of such proposed credit increase that could be incurred such that after giving pro forma effect to such credit increase, the Senior Secured Net Leverage Ratio (as defined in the senior secured credit facilities) does not exceed 5.00:1.00.

The proceeds of loans under the Revolving Facility may be used for working capital and general corporate purposes of Nuveen Investments and its subsidiaries (including, without limitation, acquisitions, restricted payments, investments, payments with respect to incentive compensation arrangements or stay bonuses or with respect to debt obligations and for any other purpose not prohibited by the documentation governing the New Senior Secured Credit Facility). The proceeds of the loans made under the Term Loan Facility on the Closing Date have been and will continue to be used to (1) pay the purchase price for the Acquisition, (2) repay certain existing indebtedness of Nuveen Investments and its subsidiaries and (3) pay fees, costs and expenses incurred in connection with the Acquisition. An aggregate amount of the Revolving Facility is available to the borrower in the form of letters of credit.

Maturity

The Revolving Facility will mature in 2013. The Term Loan Facility will mature in 2014.

Guarantors

All obligations under the New Senior Secured Credit Facility, and, at the option of the Company, any designated interest rate protection or other hedging arrangement entered into with a lender or any of its affiliates and cash management obligations owed to a lender or any of its affiliates is unconditionally guaranteed jointly and severally by Parent and each of the existing and future direct and indirect, wholly-owned material domestic subsidiaries of Nuveen Investments (other than certain subsidiaries to be mutually agreed upon, including subsidiaries that are broker-dealers).

Security

The obligations of the Company and the guarantors under the New Senior Secured Credit Facility, the guarantees, any designated interest rate protection or other hedging arrangement entered into with a lender or any of its affiliates and, at the option of the borrower, any cash management obligations that are guaranteed or owed to a lender or any of its affiliates, is secured, subject to permitted liens and other agreed upon exceptions (including but not limited to, an exception for the capital stock of any significant subsidiary or any interest therein or any income or profits therefrom), (1) on a first-lien basis, by all the capital stock of Nuveen Investments and certain of its subsidiaries (with exclusions for, among others, significant subsidiaries, unrestricted subsidiaries and broker-dealer subsidiaries and limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of the first tier foreign subsidiaries) directly held by Nuveen Investments or any guarantor and (2) on a first-lien basis, by substantially all present and future assets of Nuveen Investments and each guarantor.

Interest Rates

Loans under the New Senior Secured Credit Facility bear interest, at the Company’s option, at a rate equal to the adjusted London interbank offer rate or an alternate base rate, in each case plus a spread. After the Company’s delivery of financial statements with respect to at least one full fiscal quarter ending after the effective date of the Acquisition and related transactions, interest rates under the New Senior Secured Credit Facility shall be subject to decreases based on a senior secured leverage ratio (which means the ratio of Nuveen Investments total net senior secured debt to adjusted EBITDA) and shall be as agreed upon between the Company and its lenders.

Fees

The Company is required to pay certain fees with respect to the New Senior Secured Credit Facility, including (1) fees equal to 0.375% per year, payable quarterly, on the unused commitments of the lenders under the Revolving Facility, (2) letter of credit fees equal to the then applicable spread over adjusted LIBOR in effect from time to time under the revolving credit facility, minus 0.125% on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable quarterly, plus a fronting bank fee to the letter of credit issuing bank in an amount equal to 0.125% on the aggregate amount available to be drawn under each issued letter of credit, payable quarterly, and (3) customary issuance and administration fees.

Covenants

The New Senior Secured Credit Facility contains a number of covenants that, among other things, limit or restrict the ability of the borrower and the guarantors to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, engage in mergers or consolidations, change the line of business, change the fiscal year, or engage in certain transactions with affiliates. The New Senior Secured Credit Facility contains a financial covenant that prohibits the borrower from exceeding a specified ratio of (1) funded senior secured indebtedness, excluding the Existing Notes and the Notes, less unrestricted cash and cash equivalents to (2) consolidated EBITDA, as defined under the New Senior Secured Credit Facility.

Events of Default

The New Senior Secured Credit Facility contains customary events of default including non-payment of principal; non-payment of interest or fees; non-payment of other amounts; inaccuracy of representations or warranties in any material respect; failure to perform or observe covenants set forth in the documentation governing the New Senior Secured Credit Facility; cross-defaults to material indebtedness; bankruptcy and insolvency defaults; monetary judgment defaults to the extent not covered by indemnities or insurance; loss of lien perfection or priority on a material portion of the collateral; invalidity of guarantees or security documents; ERISA events; and a change of control.

The foregoing summary of the New Senior Secured Credit Facility is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

New 10.5% Senior Notes due 2015

Overview

On November 13, 2007, the Company issued $785,000,000 aggregate principal amount of 10.5% Senior Notes due 2005 (the “New Senior Notes”), which will mature on November 15, 2015, pursuant to an indenture (the “Indenture”), dated as of November 13, 2007, among the Company, the guarantors and U.S. National Bank Association, as trustee. Interest on the notes will accrue from the issue date of the notes at a rate of 10.5% per year, payable semi-annually in cash in arrears on May 15 and November 15 of each year, commencing on May 15, 2008.

The following is a brief description of the New Senior Notes and the Indenture.

Guarantee

The New Senior Notes are guaranteed by Parent, and each of the Company’s existing and subsequently acquired or organized direct or indirect wholly owned domestic restricted subsidiaries that guarantee debt under the New Senior Secured Credit Facility (each, a “Guarantor”).

Rankings

The New Senior Notes are Nuveen Investments’ unsecured senior obligations and rank equally in right of payment with all of Nuveen Investments’ existing and future senior indebtedness and senior in right of payment to any future indebtedness that is subordinated in right of payment to the New Senior Notes.

The guarantees are the Guarantors’ unsecured obligations and are subordinated in right of payment only to their obligations under senior secured credit facilities and related hedging obligations. Each Guarantor’s guarantee ranks senior in right of payment to any future indebtedness of such Guarantor that is subordinated in right of payment to the guarantee.

The New Senior Notes and the guarantees are:

•                  effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•                  structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the Company’s subsidiaries that do not guarantee the notes.

Optional Redemption

At any time prior to November 15, 2011, the Company may redeem some or all of the notes at a price equal to 100% of the principal amount plus accrued and unpaid interest and a ‘‘make-whole’’ premium. Thereafter, the Company may redeem some or all of the notes at the redemption prices specified in the Indenture.

In addition, the Company may redeem up to 35% of the aggregate principal amount of the New Senior Notes before November 15, 2010, with the net proceeds of certain equity offerings by the Company at a price equal to par plus a premium equal to the then applicable interest rate on the New Senior Notes, together with accrued and unpaid interest, if any, to the redemption date.

Change of Control

Upon the occurrence of certain events involving a change of control of the Company, each holder of the New Senior Notes has the right to require the Company to purchase some or all of the holder’s New Senior Notes at 101% of the principal amount thereof, plus accrued and unpaid interest.

Covenants

The Indenture contains covenants that limit, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•                  incur additional indebtedness;

•                  make certain distributions, investments and other restricted payments;

•                  dispose of the Company’s assets;

•                  grant liens on the Company’s assets;

•                  engage in transactions with affiliates; and

•                  merge or consolidate or transfer substantially all of the Company’s assets.

The foregoing summary of the New Senior Notes and the Indenture is not complete and is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is hereby incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange on the Closing Date that the shares of common stock of the Company were generally converted into the right to receive $65.00 per share, without interest, and requested that the New York Stock Exchange file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer traded on the New York Stock Exchange. On November 15, 2007, the New York Stock Exchange filed the Form 25 with the Securities and Exchange Commission.

Item 3.03  Material Modification to Rights of Security Holders.

The information contained in the Introductory Note regarding the rights of holders of the Company’s common stock to receive the Merger Consideration and the information contained in Item 5.03 regarding the amendment of the Company’s certificate of incorporation and by-laws is hereby incorporated by reference.

Item 5.01. Changes in Control of Registrant.

On the Closing Date, the Company completed the Merger with Merger Sub and the other transactions contemplated by the Merger Agreement, which resulted in the Company becoming a wholly-owned subsidiary of Parent. Pursuant to the Merger, the Company shareholders (other than shares owned by the Company and held in its treasury or by any wholly owned subsidiary of the Company and shares owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent) are entitled to receive $65.00 in cash, without interest, for each share of common stock of the Company that they own.

The information contained in the Introductory Note and Item 1.01 concerning the change in control of the Company is hereby incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, each of Timothy R. Schwertfeger, Willard L. Boyd, Connie K. Duckworth, Duane R. Kullberg and Roderick A. Palmore ceased to serve on the board of directors of the Company pursuant to the terms of the Merger Agreement. John P. Amboian continued to serve as a director of the Company following the Closing Date. The Company’s new directors include the following additional individuals: Timothy M. Hurd, Mark B. Tresnowski, Vahe A. Dombalagian, Edward M. Magnus, Michael Rubinoff and Navtej S. Nandra. As a result of their respective positions with the equity sponsors who acquired the Company, one or more of the new directors may have a material relationship with Nuveen Investments. At this time, the board has not determined board committee memberships for any of the new directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, in connection with the consummation of the Merger, the Company amended its certificate of incorporation and by-laws in accordance with the Merger Agreement. Copies of the Company’s amended Certificate of Incorporation and by-laws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively,  and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Nuveen Investments, Inc.

3.2	By-laws of Nuveen Investments, Inc., as amended

4.1

The Indenture, dated as of November 13, 2007, by and among Windy City Acquisition Corp., (n/k/a Nuveen Investments, Inc.), each Guarantor (as defined therein), and U.S. Bank National Association, as trustee

10.1

Credit Agreement, dated as of November 13, 2007, by and among Windy City Investments, Inc., Windy City Acquisition Corp. (n/k/a Nuveen Investments, Inc.), the Lenders from time to time parties thereto and Deutsche Bank AG, New York Branch, as administrative agent, Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley Senior Funding, Inc., as lead arrangers and bookrunners, Wachovia Capital Markets, LLC, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley Senior Funding, Inc., as documentation agents

99.1	Press release dated November 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2007	NUVEEN INVESTMENTS, INC.

	By:	/s/ John L. MacCarthy
John L. MacCarthy General Counsel, Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Nuveen Investments, Inc.

3.2	By-laws of Nuveen Investments, Inc., as amended

4.1

The Indenture, dated as of November 13, 2007, by and among Windy City Acquisition Corp., (n/k/a Nuveen Investments, Inc.), each Guarantor (as defined therein), and U.S. Bank National Association, as trustee

10.1

Credit Agreement, dated as of November 13, 2007, by and among Windy City Investments, Inc., Windy City Acquisition Corp. (n/k/a Nuveen Investments, Inc.), the Lenders from time to time parties thereto and Deutsche Bank AG, New York Branch, as administrative agent, Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley Senior Funding, Inc., as lead arrangers and bookrunners, Wachovia Capital Markets, LLC, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley Senior Funding, Inc., as documentation agents

99.1	Press release dated November 13, 2007